Exhibit 10.17

LOAN AGREEMENT

LOAN AGREEMENT, dated as of April 21, 2022 (this “Agreement”), between Intel Overseas Funding Corporation, a Delaware corporation (the “Lender”), and Cyclops Holdings Corporation, a Delaware corporation (the “Borrower”).

W I T N E S S E T H:

WHEREAS, the Borrower has determined to make a pro rata dividend distribution to its sole stockholder, the Lender (the “Distribution”); and

WHEREAS, in furtherance of the Distribution, the Borrower shall distribute to the Lender US $3,500,000,000 in the form of an intercompany term loan.

THEREFORE, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01        Definitions. The following terms shall have the meanings ascribed to them below or in the Sections of this Agreement indicated below:

“Agreement” has the meaning ascribed to such term in the preamble hereto.

“Borrowing Date” means April 21, 2022.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, NY are authorized by law to close.

“Dollar” or “US$” means the lawful currency of the United States of America.

“Event of Default” has the meaning ascribed to such term in Section 8.01.

“Governmental Authority” means the government of the United States, or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Loan” has the meaning ascribed to such term in Section 2.01.

“Maturity Date” shall mean April 21, 2025.

“PIK Interest” has the meaning ascribed to such term in Section 3.01.

“Subsidiary” means, with respect to any person, any corporation, partnership, limited liability company, joint venture or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity or otherwise has the right to vote a majority of the voting shares of such corporation, partnership, limited liability company or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such person or one or more Subsidiaries of such person.

ARTICLE II

THE Loan

Section 2.01        The Loan. (a) Subject to the terms and conditions hereof, the Borrower hereby agrees to pay the Lender an aggregate principal amount of (i) US $3,500,000,000 plus (ii) all accrued and capitalized PIK Interest thereon which shall constitute additional principal in accordance with Section 3.01(a) below (the “Loan”).

(b)               The aggregate principal amount of the Loan (including all accrued and capitalized PIK Interest thereon) shall be payable to the Lender, together with accrued and unpaid interest thereon, on or before the Maturity Date. The Borrower’s obligation to repay the Loan shall be evidenced by this Agreement.

Section 2.02        Optional Prepayment. Subject to Section 4.01, the Borrower shall have the right, at its option, on any Business Day, to prepay the Loan in whole or in part, without premium or penalty. Each prepayment hereunder shall be accompanied by interest on the principal amount of the Loan being prepaid to the date of prepayment.

ARTICLE III

INTEREST

Section 3.01        Interest(a). (a) The Borrower also promises to pay interest on the unpaid principal amount of the Loan (including all accrued and capitalized PIK Interest thereon) at a per annum rate equal to 1.26%. All computations of interest shall be made on the basis of a 360-day year, for the actual number of days elapsed in the relevant period (including the first day but excluding the last day).

(b)               Interest will be payable quarterly in cash in arrears on the last Business Day of each March, June, September and December (commencing with June 30, 2022) and shall also be payable upon (x) any prepayment of the Loan (whether in whole or in part) to the extent accrued on the amount being prepaid and (y) the Maturity Date; provided that prior to June 30, 2024, such interest shall be paid by being automatically added to the outstanding principal amount of the Loan (“PIK Interest”) and such PIK Interest shall thereafter constitute principal for all purposes of this Agreement.

(c)               After the occurrence and during the continuance of an Event of Default (as defined below), the Borrower shall pay interest on past due amounts owing by it hereunder at a rate that is 2.00% per annum in excess of the rate of interest otherwise payable under this Agreement, to the fullest extent permitted by applicable law.  Accrued and unpaid interest on such amounts (including interest on past due interest) shall be due and payable upon written demand.

(d)               In no event shall the amount of interest due or payable hereunder exceed the maximum rate of interest allowed by applicable law, and in the event any such payment is inadvertently paid by the Borrower or inadvertently received by the Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the Lender, in writing, that the Borrower elects to have such excess sum returned to it. It is the express intent hereof that the Borrower not pay and that Lender not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the undersigned Borrower under applicable law.

ARTICLE IV

PAYMENTS

Section 4.01        Method of Payment. All payments hereunder shall be made to the Lender in lawful money of the United States in same day funds, subject to Section 9.10, without deduction, set-off or counterclaim, at the office of the Lender on the date when due, or as otherwise mutually agreed to by the Borrower and the Lender. If the Loan or any other amount due hereunder becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and interest shall be payable thereon at the rate herein specified during such extension. Each payment made hereunder shall be credited first to interest then due and the remainder of such payment shall be credited to principal, and interest shall thereupon cease to accrue upon the principal so credited.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Section 5.01        Representations and Warranties. The Borrower represents and warrants to the Lender that:

(a)               The Borrower is a duly incorporated and validly existing corporation in good standing under the laws of the jurisdiction of its organization, (ii) the Borrower has the requisite corporate power and authority to execute, deliver and perform this Agreement and (iii) each of the Borrower and its Subsidiaries is in compliance with all laws, orders, writs and injunctions, except, with respect to this clause (iii), to the extent that failure to be so in compliance would not have a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise) of the Borrower and its Subsidiaries or the ability of the Borrower to comply with its obligations under this Agreement (such a material adverse effect, a “Material Adverse Effect”).

(b)               All authorizations, consents, approvals, registrations, exemptions and licenses with or from governmental authorities which are necessary for the borrowing hereunder, the execution and delivery of this Agreement and the performance by the Borrower of its obligations hereunder have been effected or obtained and are in full force and effect.

(c)               This Agreement constitutes the duly authorized, legally valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to the effect of any applicable laws relating to bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or preferential transfers, or similar laws relating to or affecting creditors’ rights generally and subject to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(d)               The execution, delivery and performance by the Borrower of this Agreement does not and will not (i) contravene or violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect and applicable to the Borrower or any of its Subsidiaries, or any property of the Borrower or any of its Subsidiaries, or (ii) violate the Borrower’s organizational documents or the organizational documents of any of its Subsidiaries.

ARTICLE VI

CONDITIONS TO EFFECTIVENESS

Section 6.01        Conditions to Effectiveness. This Agreement shall be effective upon execution by each of Borrower and the Lender.

ARTICLE VII

COVENANTS

Section 7.01        Affirmative Covenants. Until repayment in full of the Loan and performance of all other obligations of the Borrower hereunder, and unless otherwise amended by the Lender in accordance with Section 9.03, the Borrower shall:

(a)               Notify the Lender promptly after the discovery by any officer of the Borrower of the occurrence of (i) any Event of Default, or any event which with the giving of notice or lapse of time, or both, would constitute an Event of Default; (ii) any material litigation or proceedings that are instituted against the Borrower or its Subsidiaries or any of their respective assets; and (iii) any other development in the business or affairs of the Borrower or its Subsidiaries which could have a Material Adverse Effect; in each case describing the nature thereof and the action the Borrower proposes to take with respect thereto;

(b)               Pay and discharge, and cause each of its Subsidiaries to pay and discharge, all material taxes, assessments and governmental charges upon it, its income and its properties prior to the date on which penalties are attached thereto, unless and to the extent only that such taxes, assessments and governmental charges shall be contested in good faith and by appropriate proceedings by the Borrower or such Subsidiary, as the case may be, and that the Borrower or such Subsidiary shall have set aside on its books adequate reserves therefor;

(c)               Maintain its existence, and qualify and remain qualified to do business in each material jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary and cause each of its material Subsidiaries so to do;

(d)               Comply with the requirements of all agreements, contracts, laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except if the failure to comply therewith could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(e)               Not directly or indirectly convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or a substantial part of its business assets to any person or entity other than a Subsidiary, without the express written consent of the Lender; and

(f)                Not directly or indirectly make any distribution or similar payment to the direct or indirect holders of its equity interests (i) if at the time proposed for such payment an Event of Default has occurred and is continuing (or would result therefrom); or (ii) if at the time proposed for such payment any accrued and unpaid interest or other amounts due and payable (including any outstanding principal that is then due and payable) remain outstanding under this Agreement, without the express written consent of the Lender.

ARTICLE VIII

EVENTS OF DEFAULT

Section 8.01        Events of Default. If one or more of the following events (each, an “Event of Default”) shall occur:

(a)               The Borrower fails to pay any amount of principal under this Agreement when due and payable;

(b)               The Borrower fails to pay any amount of interest or any other amount required to be paid under this Agreement when due and payable and such default shall have continued unremedied for a period of five Business Days;

(c)               The Borrower fails to perform or observe any term, covenant or agreement contained in this Agreement, and such default shall have continued unremedied for a period of 30 days after any officer of the Borrower becomes aware of such default;

(d)               Any representation or warranty made by the Borrower herein or any statement or representation made in any certificate, report or opinion delivered in connection herewith shall prove to have been incorrect or misleading in any material respect when made;

(e)               Any obligation of the Borrower (other than its obligations hereunder) for the payment of borrowed money in excess of US $10,000,000 is not paid when due or becomes or is declared to be due and payable prior to the expressed maturity thereof, or there shall have occurred an event which, with the giving of notice or lapse of time, or both, would cause any such obligation to become, or allow any such obligation to be declared to be, due and payable;

(f)                The Borrower or any material Subsidiary makes an assignment for the benefit of creditors, files a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for any receiver of or any trustee for the Borrower or any Subsidiary or any substantial part of its property, commences any proceeding relating to the Borrower or any Subsidiary under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or there is commenced against the Borrower or any Subsidiary any such proceeding which remains undismissed for a period of 30 days, or the Borrower or any Subsidiary by any act indicates its consent to, approval of or acquiescence in any such proceeding or the appointment of any receiver of or any trustee for the Borrower or any Subsidiary or any substantial part of its property, or suffers any such receivership or trusteeship to continue undischarged for a period of 60 days;

(g)               there is entered against the Borrower or any Subsidiary of the Borrower a final judgment or order for the payment of money in an aggregate amount exceeding $100,000,000 and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of 60 consecutive days; or

(h)               this Agreement, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or the satisfaction in full of all the obligations hereunder, ceases to be in full force and effect; or the Borrower or any Subsidiary of the Borrower contests in writing the validity or enforceability of any provision of this Agreement; or the Borrower denies in writing that it has any or further liability or obligation under this Agreement (other than as a result of repayment in full of the obligations hereunder), or purports in writing to revoke or rescind this Agreement (other than in accordance with its terms);

then upon the happening of any of the foregoing Events of Default which shall be continuing, the Loan shall become and be immediately due and payable upon written declaration to that effect delivered by the Lender to the Borrower; provided that upon the happening of any event specified in subsection (f) of this Section 8.01, the Loan shall be immediately due and payable without declaration or other notice to the Borrower. The Borrower expressly waives any presentment, demand, protest or other notice of any kind.

No failure or delay on the part of Lender to exercise any right, power or privilege under this Agreement and no course of dealing between the Lender and the Borrower shall impair such right, power or privilege or operate as a waiver of any default or an acquiescence therein, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies expressly provided in this Agreement are cumulative to, and not exclusive of, any rights or remedies that the Lender would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Lender to any other or further action in any circumstances without notice or demand.

ARTICLE IX

MISCELLANEOUS

Section 9.01        APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 9.02        Expenses. The Borrower agrees to pay all out-of-pocket expenses incurred by the Lender, including reasonable fees and disbursements of counsel, in connection with the enforcement of this Agreement.

Section 9.03        Amendments. Any provision of this Agreement may be amended or waived only if such amendment or waiver is in writing and is signed by the Borrower and the Lender.

Section 9.04        Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower may not assign any of its rights hereunder without the written consent of the Lender.

Section 9.05        Cumulative Rights and No Waiver. Each and every right granted to the Lender hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of the Lender to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by the Lender of any right preclude any other or future exercise thereof or the exercise of any other right.

Section 9.06        Consent to Jurisdiction. Any judicial proceeding brought against the Borrower with respect to this Agreement may be exclusively brought in the courts of the State of New York, and any appellate court from any thereof, and, by its execution and delivery of this Agreement, the Borrower (a) accepts, generally and unconditionally, the jurisdiction of such courts and irrevocably agrees to be bound by any judgment rendered thereby and (b) irrevocably waives any objection it may now or hereafter have as to the venue of any suit, action or proceeding brought in such a court or that such court is an inconvenient forum. The Borrower consents that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with the provisions of Section 9.08 and service so made shall be deemed completed when received. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of the Lender to bring proceedings against the Borrower in the courts of any other jurisdiction.

Section 9.07        Waiver of Trial by Jury. THE BORROWER AND THE LENDER HEREBY IRREVOCABLY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS OF THIS AGREEMENT.

Section 9.08        Notices. All notices or other communications hereunder shall be deemed to have been duly given and made if in writing (including email communication) and if served by personal delivery upon the party for whom it is intended, if delivered by registered or certified mail, return receipt requested, or by an international courier service, or if sent by email; provided that confirmation of successful transmission is received, to the person at the following address:

If to the Borrower, at:	c/o Intel Corporation
2200 Mission College Boulevard
Mail Stop RNB4-151
	Attention:	Corporate Legal Group
	Email:	****

If to the Lender, at:	c/o Intel Corporation
2200 Mission College Boulevard
Mail Stop RNB4-151
	Attention:	Corporate Legal Group
	Email:	****

or to such other address as either party may specify by written notice to the other party.

Section 9.09        Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

Section 9.10        Tax Matters(a). (a) The parties shall cooperate and produce on a timely basis any tax forms or reports reasonably requested by the other party in connection with any payment made by the Borrower to the Lender under this Agreement. Each party shall provide reasonable cooperation to the other party, at the other party’s expense, in connection with any official or unofficial tax audit or contest relating to payments made by the Borrower to the Lender under this Agreement.

(b)               In addition, in the event any of the payments made by the Borrower pursuant to Section 4.01 become subject to withholding taxes under the laws of any jurisdiction, the Borrower shall deduct and withhold the amount of such taxes for the account of the Lender to the extent required by law, such payment to the Lender shall be reduced by the amount of taxes deducted and withheld, and the Borrower shall pay the amount of such taxes to the proper Governmental Authority in a timely manner and promptly transmit to the Lender an official tax certificate or other evidence of such tax obligations, together with proof of payment from the relevant Governmental Authority of all amounts deducted and withheld sufficient to enable the Lender to claim such payment of taxes. The Borrower will provide the Lender with reasonable assistance to enable the Lender to recover such taxes as permitted by law.

Section 9.11        Assignments. The Borrower may not assign any of its rights or obligations hereunder without the prior written consent of the Lender. The Lender may transfer or otherwise assign its rights and obligations under this Agreement to any affiliate of the Lender.

Section 9.12        Severability. In case any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

Section 9.13        Interpretation. The Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

Borrower		Lender

CYCLOPS HOLDING CORPORATION		INTEL OVERSEAS FUNDING CORPORATION

By:	/s/ Sharon Lynn Heck	By:	/s/ Tiffany Doon Silva
	Sharon Lynn Heck		Tiffany Doon Silva
	President		Director

SIGNATURE PAGE TO LOAN AGREEMENT